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                                                                  EXHIBIT (b)(2)

                            NOTE EXTENSION AGREEMENT

         THIS NOTE EXTENSION AGREEMENT, dated as of the 31 day of August, 2001, is by and between ATRION CORPORATION, a Delaware corporation ("Atrion"), ATRION MEDICAL PRODUCTS, INC., an Alabama corporation ("AMI"), HALKEY-ROBERTS CORPORATION, a Florida corporation ("Halkey-Roberts"), QUEST MEDICAL, INC., a Texas corporation ("Quest"), ALATENN PIPELINE, INC., an Alabama Corporation ("AlaTenn"), ATRION LEASING COMPANY, INC., an Alabama corporation ("ALI"), and ATRION INTERNATIONAL, INC., a U.S. Virgin Islands corporation ("AII") (individually, a "Borrower," and collectively, the "Borrowers") and SOUTHTRUST BANK, an Alabama banking corporation (f/k/a SouthTrust Bank, National Association) (herein "Lender").

                                R E C I T A L S:

         A. Borrowers are presently indebted to the Lender pursuant to Borrowers' Line of Credit Promissory Note dated November 12, 1999, in the original stated principal amount of $18,500,000 (together with all modifications, renewals, or extensions thereof, collective the "Note"). The Note is secured by that certain Loan and Security Agreement dated November 12, 1999 (the "Loan and Security Agreement").

         B. The outstanding principal balance of the Note and all accrued and unpaid interests thereon is due and payable on November 12, 2002. Borrowers have requested that the Lender extend the maturity date of the Note to November 12, 2004, and the Lender has so agreed.

         NOW, THEREFORE, in consideration of the foregoing recitals, Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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         1. The Note is hereby amended to extend the maturity date thereof from
November 12, 2002 to November 12, 2004, by deleting the words and figures, "November 12, 2002," wherever the same shall appear, and by inserting in lieu thereof the words and figures "November 12, 2004."

         2. Lender shall attach an executed copy of this Agreement to the Note, and all references hereinafter shall be to the note, as amended hereby. Lender is authorized to type upon the Note the following:

         This Note has been amended by Note Extension Agreement dated as of August 31, 2001, entered into by and between SouthTrust Bank and Atrion Corporation, Atrion Medical Products, Inc., Halkey-Roberts Corporation, Quest Medical, Inc., AlaTenn Pipeline Company, Inc., Atrion Leasing Company, Inc., and Atrion International, Inc., copy of which Agreement is attached hereto and made a part hereof.

         3. No right of Lender with respect to the loan evidenced by the Note, or any agreement, security agreement, financing statements, or other agreements or documents required, executed, and/or delivered in connection therewith are or will be in any manner released, destroyed, diminished or otherwise adversely affected by this Agreement except as expressly provided herein.

         4. Except as hereby expressly modified and amended, the terms and conditions of the Note shall remain in full force and effect, and the Note, as so amended, is hereby ratified and affirmed. Borrowers acknowledge that they have no defenses or setoffs with respect to their obligations under the Note, as amended hereby. From and after the date hereof, all references to the Note contained in any of the loan documents, now or hereafter evidencing, securing, or relating to the Note, shall be deemed to refer to the Note as amended hereby.

         5. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors and assigns. This Agreement may be executed in multiple counterparts, each of which, when taken together, shall constitute one and the same original document.



                                     ******


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         IN WITNESS WHEREOF, the undersigned Borrowers and Lender have caused this instrument to be properly executed on this the 31 day of August, 2001.


                                BORROWERS:


                                ATRION CORPORATION,
                                a Delaware corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     VP & CEO
                                        ----------------------------------------


                                ATRION MEDICAL PRODUCTS, INC.,
                                an Alabama corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Vice President
                                        ----------------------------------------


                                HALKEY-ROBERTS CORPORATION,
                                a Florida corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Vice President
                                        ----------------------------------------


                                QUEST MEDICAL, INC.
                                a Texas corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Senior Vice President
                                        ----------------------------------------


                                ALATENN PIPELINE COMPANY, INC.,
                                an Alabama corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Vice President
                                        ----------------------------------------


                                ATRION LEASING COMPANY, INC.
                                an Alabama corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Vice President
                                        ----------------------------------------


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                                ATRION INTERNATIONAL, INC.,
                                a U.S. Virgin Islands corporation

                                BY:/s/ Jeffery Strickland
                                   ---------------------------------------------
                                    Its:     Secretary
                                        ----------------------------------------


                                LENDER:

                                SOUTHTRUST BANK,
                                an Alabama corporation

                                BY:/s/ Steven W. Davis
                                   ---------------------------------------------
                                    Its Senior Vice President
                                        ----------------------------------------



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